Exhibit 23.8

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the use of our reports dated February 6, 2008, with respect to the financial statements of GCT Establishment included in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, ( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of Ampal – American Israel Corporation, which appears in the Current Report on Form 8-K of Ampal – American Israel Corporation dated February 2008.

Rotterdam, 6 February 2008

MAZARS PAARDEKOOPER HOFFMAN ACCOUNTANTS N.V.

A.G. de Nijs RA